EXHIBIT 10.32


                              CONSULTING AGREEMENT

          This CONSULTING AGREEMENT, made as of the 14th day of February, 1995,

among RJR Nabisco Holdings Corp. ("RJR") and Nabisco Holdings Corp. ("Nabisco"),

(collectively, the "Company"), and Eugene R. Croisant, an individual

("Consultant").



                                    RECITALS
                                    --------

          WHEREAS, Consultant has experience and insight into the business and various projects of the Company; and

          WHEREAS, the Company desires Consultant to perform consulting services in connection with the business of the Company, and Consultant is willing to provide such services.

          NOW, THEREFORE, in consideration of the promises contained in this

Agreement, the Company and Consultant agree as follows:

          1.        Consulting Services
                    -------------------

          Consultant agrees to act as a consultant to the Company from time to time at the request of the Company in connection with matters concerning the worldwide business of the Company.  Consultant will be notified of such requests as they are assigned by the Chairman of RJR, and/or Nabisco.  Except as provided hereinafter, Consultant shall be available, on a mutually agreeable basis, to render services for 100 days each Contract Period (as defined hereinafter)

during the term of this Agreement.

          If Consultant shall have other commitments, he shall, nevertheless,

give first priority to the services requested by the Company.  Requests for the services of Consultant is the sole discretion of the Chairman of RJR and/or

Nabisco, and availability, in the sole discretion of the Company, may be either

Consultant's actual presence at a designated site or availability by telecommunication.  Consultant shall, during the term of this Agreement, keep

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his location, address and telephone number consistently updated with the Company so that he may be reached at any time.

          2.        Consulting Fees
                    ---------------

          a) The consulting fees hereunder are (i) a paid retainer for 100 days availability during each Contract Period in the Term of Agreement and (ii)

actual payment for any services rendered.  All fees shall be paid by Nabisco.

For purposes of fee calculation, a full "day" is any day during which services were actually performed or Consultant was available to perform services.

          b) As consideration, in part, for the services under Paragraph 1

Consultant will render and for Consultant's availability to provide such services for 100 days each Contract Period, RJR agrees to pay to Consultant a fee at the monthly rate of $13,333 ($160,000 per year) which shall be paid at the beginning of each month during each Contract Period.

          c) In addition, at the beginning of each Contract Period, if the

Agreement has not been previously cancelled, Consultant shall receive a grant of

20,000 nonqualified stock options each from the RJR Long Term Incentive Plan and the Nabisco Long Term Incentive Plan, respectively.  Each option grant shall have an exercise price equal to fair market value on the date of grant; shall be

100% vested on the day of grant, and shall be subject to the provisions of the respective RJR and Nabisco Long Term Incentive Plans and individual stock option agreements thereunder.

          d)        It is intended that the combination of cash in 2(b) and

stock options in 2(c) will deliver $400,000 in value as a consulting fee each

Contract Period.  Consultant, within 24 months after the end the last Contract

Period, may request a cash adjustment from the Company should Consultant reasonably believe that the stock option component has not delivered $240,000 in value for the purposes of Section 2(a) above.  Should the Company and Consultant not agree on an adjustment, the issue of an adjustment shall be referred for resolution to an arbitrator mutually acceptable to the Company and the

Consultant.

          e)        Consultant shall be paid $4,000 per day for each day

services are performed in excess of 100 days during a Contract Period.

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          f)        If the Agreement is terminated pursuant to 3(b), payment at a rate of $4,000 per day shall be made for the excess of actual days worked over the number of days attributable to the retainer paid pursuant to 2(b) and 2(c)

for the Contract Period through the date of cancellation.

          g)        Any election to defer cash consulting fees shall be made

before a consulting fee becomes payable and shall be on a form prescribed by the

Company.  Any deferrals shall be by means of a cash credit, and the deferral shall be payable by Nabisco January 1 of the calendar following the calendar year in which the last consulting services are performed.  The cash credit account shall be credited, as of the date that payment of the award would otherwise have been made, with the dollar amount of the portion of the award deferred by means of a cash credit.  In addition, the Consultant's cash credit account shall be credited as of the last day of each calendar month with an interest equivalent in an amount determined by applying to the current balance in the account the interest rate for the immediately preceding month which, when annualized, shall be the average prime rate of Morgan Guaranty Trust Company of

New York during such immediately preceding month.  Interest shall be credited for the actual number of days in the month and shall be calculated based upon a

365-day year.

          3.        Term
                    ----

          (a)       The Term of this Agreement shall be two consecutive 12 month periods ("Contract Periods") commencing March 4, 1995.

          (b)       Either party may cancel this Agreement on 30 days written

notice.

          4.        Billing and Reimbursement of Expenses
                    -------------------------------------

          (a)       The Company will reimburse Consultant for authorized travel,

living and other business expenses incurred by Consultant for services which

Consultant performs at the Company's request.  Consultant will make monthly billings to the Company for any travel, living and other business expenses reimbursable to Consultant hereunder.  Travel by air shall be at the first class rate.


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          (b)       In lieu of reimbursement for office and secretarial

services, the Company will, as necessary from time to time, provide Consultant with the use of the Company office space and secretarial and support services at

Nabisco.

          5.        Death Benefits
                    --------------

          In the event of the death of Consultant during a Contract Period, the

Company will pay to Consultant's designated beneficiary the fees for the balance of the Contract Period and the Agreement shall be cancelled.

          In the absence of a designated beneficiary, any amounts payable shall be paid to Consultant's wife unless she predeceases Consultant, in which event such amounts shall be paid to Consultant's estate.

          6.        Independent Contractor
                    ----------------------

          Consultant is an independent contractor in all respects.  Consultant shall not be entitled to any benefits afforded by the Company to its employees or employees of its affiliates by reason of the services performed under this

Agreement.  The Company shall not deduct from the consulting fees paid under this Agreement any taxes, payments for unemployment compensation, social security or other expense unless required by law.

          In connection with the performance of Consultant's services, the

Company shall provide Consultant with the same liability and indemnification programs it affords to its' officers and directors.

          7.        Non-Disclosure and Non-Competition
                    ----------------------------------

          (a)       During the term of this Agreement, Consultant will not,

without the prior written consent of the Company, perform advisory or consulting services for, or become employed by, any person, firm or corporation that competes directly or indirectly with the Company or its affiliates.

          (b)       Any information disclosed to Consultant by the Company or

any of its affiliates shall be regarded as confidential.  Such information will be used solely in connection with work performed by Consultant for the Company,


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and Consultant shall not disclose such information to any third party unrelated to the Company at any time during the term of this Agreement or thereafter without the prior written approval of the Company.

          8.        Miscellaneous
                    -------------

          (a)       This is an agreement for the personal services of

Consultant.  Consultant's rights and obligations hereunder may not be assigned by Consultant without prior written consent of the Company.

          (b)       This Agreement constitutes the entire agreement of the

parties, and any amendments hereto shall be in writing, signed by both parties hereto.

          (c)       This Agreement shall be governed by the laws of the State of

Delaware.

          (d)       No benefit or promise hereunder shall be secured by any

specific assets of the Company.  Consultant shall have only the right of an unsecured general creditor in seeking satisfaction of such benefits or promises.

No benefit or promise hereunder may be assigned or anticipated in any way.



          IN WITNESS WHEREOF, the parties have executed this Consulting

Agreement as of the date first written above.


                                                  RJR Nabisco Holdings, Inc.
                                                  Nabisco Holdings, Inc.


                                                  By:___________________________
                                                        Chairman


                                                  ______________________________
                                                        Eugene R. Croisant






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